Exhibit 23.1

     INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of Foundation Health Systems, Inc. (formerly Health Systems International, Inc.) on Form S-8 of our report dated March 21, 1997, appearing in the Annual Report on Form 10-K of Foundation Health Systems, Inc. (formerly Health Systems International, Inc.) for the year ended December 31, 1996.

     DELOITTE & TOUCHE LLP

     Los Angeles, California
     April 1, 1997